Exhibit 10.6

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of September 3, 2010 by and between Access to Money, Inc., a Delaware corporation (“Issuer”), and LC Capital Master Fund, Ltd., a Cayman Island exempted company (“Holder”).

Recitals

WHEREAS, Issuer previously entered into (a) the Common Stock Purchase Warrant, dated as of February 8, 2008 (the “February Warrant”), pursuant to which Holder is entitled to purchase 2,500,000 shares of common stock, $.001 par value per share, of Issuer (the “Common Stock”), (b) the Common Stock Purchase Warrant, dated as of April 18, 2008 (the “Original April Warrant”), pursuant to which Holder was entitled to purchase 12,500,000 shares of Common Stock, and (c) the Securities Purchase Agreement, dated as of April 18, 2008 (as the same may be amended, modified or supplemented in accordance with is terms, the “Purchase Agreement”), among Issuer, Holder and Lampe, Conway & Co., LLC (“Lampe Conway”), as administrative and collateral agent thereunder pursuant to which Issuer executed and delivered promissory notes dated as of April 18, 2008 in the aggregate principal amount of $11,000,000 (the “Notes”);

WHEREAS, on May 30, 2008, Holder assigned to Cadence Special Holdings II, LLC (“Cadence”) the right to purchase 1,250,000 shares of Common Stock under the Original April Warrant and $1,100,000 principal amount of the Notes (the “Cadence Note” and the balance of the Notes, the “Exchanged Notes”) and in connection with such assignment, Issuer replaced the Original April Warrant and entered into (x) the Common Stock Purchase Warrant, dated as of April 18, 2008 (the “Restated April Warrant” and together with the February Warrant, the “Exchanged Warrants”), pursuant to which Holder is entitled to purchase 11,250,000 shares of Common Stock, and (y) the Common Stock Purchase Warrant, dated as of April 18, 2008 (the “Cadence Warrant”), pursuant to which Cadence is entitled to purchase 1,250,000 shares of Common Stock;

WHEREAS, upon the terms and subject to the conditions hereof, including that no commission or other remuneration has been paid or given directly or indirectly for such exchange, Holder and Issuer wish to exchange the Exchanged Warrants and Exchanged Notes for 9,750,000 shares of Common Stock;

WHEREAS, the shares of Common Stock issued and exchanged hereunder are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 3(a)(9) of the Securities Act;

WHEREAS, Issuer acknowledges and is aware that Michael Venezia and two other designees were appointed to Issuer’s board of directors at the request of Holder pursuant to Section 2.16 of the Purchase Agreement and that as a result of this arrangement, Holder is considered a director by deputization of the Issuer;

WHEREAS, Issuer and Holder intend for the transactions contemplated by this Agreement to qualify for the exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), related to transactions between an issuer and its directors; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
EXCHANGE OF SECURITIES

Section 1.1.     Exchange of Securities Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) Holder will convey, assign, transfer and deliver to Issuer, and Issuer will receive from Holder, the Exchanged Warrants and Exchanged Notes, free and clear of all encumbrances, and (b) Issuer will convey, assign, transfer and deliver to Holder, and Holder will receive from Issuer, 9,750,000 shares of Common Stock, free and clear of all encumbrances.

Section 1.2.     Closing The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at such time and place as Issuer and Holder mutually agree after all conditions set forth in Article IV have been satisfied or waived (other than those conditions that are to be satisfied at the Closing). The date on which the Closing actually occurs will be referred to as the “Closing Date”, and the Closing will for all purposes be deemed effective as of 12:01 a.m., New York City time, on the Closing Date.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF HOLDER

As of the date hereof and as of the Closing Date, Holder represents and warrants to Issuer as follows:

Section 2.1.     Ownership of Exchanged Warrants and Exchanged Notes Holder is the sole record and beneficial owner of the Exchanged Warrants and Exchanged Notes. Neither the Exchanged Warrants nor the Exchanged Notes are not subject to any encumbrances, other than those contained in the Exchanged Warrants or Exchanged Notes , as applicable, or under applicable federal and state securities laws, and Holder has not granted any rights to purchase the Exchanged Warrants or Exchanged Notes to any other person or entity. Holder has the sole right to transfer the Exchanged Warrants and Exchanged Notes to Issuer.

Section 2.2.     Organization of Holder Holder is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

Section 2.3.     Authority; Non-Contravention

(a)           Holder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Holder and constitutes the valid and legally binding obligation of Holder, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

(b)           The execution, delivery and performance of this Agreement by Holder and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a material breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any material property or assets of Holder, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, license or other material agreement or instrument to which Holder is a party or by which Holder is bound or to which any of the material property or assets of Holder is subject, (ii) result in any violation of the provisions of the governing instruments of Holder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Holder or any of its properties or assets, except where such violation will not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of Issuer and its subsidiaries taken as a whole.

(c)           No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over Holder or any of its properties or assets is required for the execution, delivery and performance of this Agreement by Holder or the consummation of the transactions contemplated hereby.

Section 2.4.     Restrictive Legend Holder acknowledges that the Common Stock to be issued and exchanged by Issuer to Holder hereunder has not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available in the opinion of counsel reasonably acceptable to Issuer.  Holder acknowledges that the certificate representing the Common Stock to be issued and exchanged by Issuer to Holder hereunder will bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO ISSUER.

Section 2.5.     Accredited Investor. Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

Section 2.6.     Investment Intent. The Common Stock to be issued and exchanged by Issuer to Holder is being acquired for the Holder’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Common Stock to be issued and exchanged by Issuer to Holder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ISSUER

As of the date hereof and as of the Closing Date, Issuer represents and warrants to Holder as follows:

Section 3.1.     Organization of Issuer Issuer has been duly incorporated and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, with all corporate power and authority necessary to conduct the business in which it is engaged and Issuer is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of its properties or assets or the conduct of its businesses requires such qualification or license, except where the failure to be so qualified or be so licensed or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of Issuer and its subsidiaries taken as a whole.

Section 3.2.     Duly Issued Shares The shares of Common Stock to be issued and exchanged by Issuer to Holder hereunder have been duly authorized and, upon delivery in accordance with this Agreement, (a) will be validly issued, fully paid and non-assessable, and (b) will not be subject to any encumbrances, other than those imposed by Holder or under applicable federal and state securities laws.

Section 3.3.     Authority; Non-Contravention

(a)           Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly (i) authorized by Issuer, including by the special committee of the Issuer’s board of directors, and (ii) executed and delivered by Issuer. This Agreement constitutes the valid and legally binding obligation of Issuer, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

(b)           The execution, delivery and performance of this Agreement by Issuer and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a material breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any material property or assets of Issuer, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, license or other material agreement or instrument to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its subsidiaries is bound or to which any of the material property or assets of Issuer or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the governing instruments of Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Issuer or any of its properties or assets, except where such violation will not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of Issuer and its subsidiaries taken as a whole.

(c)           No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over Issuer or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by Issuer or the consummation of the transactions contemplated hereby.

(d)           The issuance of the shares of Common Stock by Issuer to Holder pursuant to this Agreement does not require registration under the Securities Act.

(e)           Issuer (i) understands and acknowledges that Michael Venezia and two other designees were appointed to the Issuer’s board of directors at the request of Holder pursuant to Section 2.16 of the Purchase Agreement, (ii) is aware that as a result of this arrangement Holder is a considered a director by deputization of the Issuer, and (iii) intends for the transactions contemplated by this Agreement to qualify for the exemption under Rule 16b-3 of the Exchange Act related to transactions between an issuer and its directors.

ARTICLE IV
CLOSING CONDITIONS

Section 4.1.     Holder Conditions to Closing. The obligation of Holder to effect the Closing and consummate the transactions contemplated by this Agreement is subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)           Issuer will deliver to Holder or such other person as directed by Holder certificates representing the shares of Common Stock for exchange of the Exchanged Warrants and Exchange Notes in accordance with Section 1.1;

(b)           the representations and warranties of Issuer set forth in Article III will be true and correct in all material respects as of the Closing Date, it being understood that, for purposes of determining the accuracy of representations and warranties for the purpose of this Section 4.1(b), all material adverse effect and materiality qualifications contained in such representations and warranties will be disregarded;

(c)           Issuer will have performed or complied with, in all material respects, its covenants and agreements contained in this Agreement that are required to be performed or complied with on or prior to the Closing Date;

(d)           Issuer will have delivered to Holder a certificate executed as of the Closing Date by an executive officer of Issuer to the effect that the conditions set forth in Sections 4.1(b) and (c) are satisfied;

(e)           there will not be any judgment, order, decree, stipulation, injunction or charge, or applicable law in any jurisdiction material to Issuer or Holder, in each case, issued by any court of competent jurisdiction or any other governmental entity in effect preventing consummation of the transactions contemplated by this Agreement;

(f)           the financing transactions contemplated by that certain term sheet, dated as of May 7, 2010, between Issuer and Sovereign Bank will have been consummated;

(g)          Cadence will have agreed to the refinancing of the First Lien Term Loan (as defined in the Term Sheet) as described in that certain Term Sheet, dated as of August 31, 2010 (the “Term Sheet”), between Issuer and Lampe Conway;

(h)          Cadence will have entered into an agreement with Issuer for the exchange of the Cadence Warrant and Cadence Note on terms substantially similar to those contained in this Agreement; and

(i)           all potential tax matters related to the transactions contemplated by this Agreement or the Term Sheet will have been resolved to the reasonable satisfaction of Holder.

Section 4.2.     Issuer Conditions to Closing. The obligation of Issuer to effect the Closing and consummate the transactions contemplated by this Agreement is subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)           Holder will deliver to Issuer certificates representing the Exchanged Warrants and Exchanged Notes held by Holder, for exchange of the shares of Common Stock in accordance with Section 1.1.

(b)           the representations and warranties of Holder set forth in Article II will be true and correct in all material respects as of the Closing Date, it being understood that, for purposes of determining the accuracy of representations and warranties for the purpose of this Section 4.2(b), all material adverse effect and materiality qualifications contained in such representations and warranties will be disregarded;

(c)           Holder will have performed or complied with, in all material respects, its covenants and agreements contained in this Agreement that are required to be performed or complied with on or prior to the Closing Date;

(d)          Holder will have delivered to Issuer a certificate executed as of the Closing Date by an executive officer of Holder to the effect that the conditions set forth in Sections 4.2(b) and (c) are satisfied;

(e)           there will not be any judgment, order, decree, stipulation, injunction or charge, or applicable law in any jurisdiction material to Issuer or Holder, in each case, issued by any court of competent jurisdiction or any other governmental entity in effect preventing consummation of the transactions contemplated by this Agreement;

(f)           the financing transactions contemplated by that certain term sheet dated as of May 7, 2010, between Issuer and Sovereign Bank will have been consummated; and

(g)           the refinancing of the First Lien Term Loan (as defined in the Term Sheet) as described in the Term Sheet will have been consummated with Holder, Lampe Conway and Cadence.

ARTICLE V
TERMINATION

Section 5.1.     Termination This Agreement may be terminated at any time before the Closing Date:

(a)           by mutual written agreement of Issuer and Holder; or

(b)           by written notice of either Issuer or Holder, if the transactions contemplated by this Agreement have not been consummated on or prior to September 15, 2010 (such date, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 5.1(b) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or the principal factor resulting in, the failure of the Closing to occur on or before the Outside Date.

Section 5.2.     Effect of Termination If this Agreement is terminated by either Issuer or Holder pursuant to Section 5.1, this Agreement will forthwith become void, and there will be no further obligations with respect to the transactions contemplated by this Agreement on the part of Issuer or Holder or their respective stockholders, directors, officers, employees, agents or representatives; provided, however, that nothing in this Section 5.2 will relieve any party hereunder from liability for any breach of this Agreement; provided further, that this Section 5.2 and Article VI of this Agreement will survive any termination of this Agreement.

ARTICLE VI
GENERAL PROVISIONS

Section 6.1.     Employment Agreements.  Not later than thirty (30) days after the Closing Date, all employment agreements entered into by Issuer will be modified such that all of the employment agreements have uniform incentive dates and annual renewal terms that coincide with the calendar year-end.

Section 6.2.     General Each of the parties will use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done, as soon as possible, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the other transactions contemplated by this Agreement. In the event that at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, at the sole cost and expense of the requesting party.

Section 6.3.     Survival.  (a) The representations and warranties contained in Articles II and III will survive the Closing and continue in full force and effect indefinitely, and (b) any covenants or agreements contained in this Agreement, which by their terms have any remaining obligation to be performed or observed following the occurrence of the Closing will survive and continue in full force and effect until fully performed or observed in accordance with their terms.

Section 6.4.     Registration Rights. The shares of Common Stock to be issued by Issuer to Holder hereunder shall be (a) entitled to registration rights and all other rights as applicable to such shares in accordance with that certain Registration Rights Agreement, dated as of February 8, 2008 (as the same may be amended, modified or supplemented in accordance with is terms, the “Registration Rights Agreement”), between Issuer and Holder, and (b) deemed to be Registrable Shares (as defined in the Registration Rights Agreement) for all purposes under the Registration Rights Agreement.

Section 6.5.     Notices Any notice, request, instruction or other communication to be given hereunder will be in writing and delivered personally or sent by reputable, overnight courier service (charges prepaid), or by facsimile, according to the instructions set forth below. Such notices will be deemed given (a) at the time delivered by hand, if personally delivered, (b) on the day of delivery if during normal business hours (or on the following business day if not sent during normal business hours), if sent by reputable, overnight courier service, and (c) at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile.  Such notices, demands and other communications will be sent to Issuer and Holder, as the case may be at the addresses indicated below:

if to Issuer:

Access to Money, Inc.
1101 Kings Highway, STE G100
Cherry Hill, New Jersey 08034
Facsimile:  (856) 414-9075
Attention: Michael Dolan, CFO

with a copy to (which will not constitute notice to Issuer):

Fox Rothschild LLP
997 Lenox Drive
Lawrenceville, NJ 08648
Facsimile:  (609) 896-1469
Attention:  Vincent A. Vietti, Esq.

if to Holder:

LC Capital Master Fund, Ltd.
c/o Lampe, Conway & Co., LLC
680 5th Avenue, 12th Floor
New York, NY 10019
Facsimile:  (212) 581-8999
Attention:  Michael Venezia

with a copy to (which will not constitute notice to Holder):

Jenner & Block LLP
919 Third Avenue
New York, NY 10022
Facsimile:  (212) 909-0820
Attention:  Tobias L. Knapp

Section 6.6.     Counterparts This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.  Facsimiles or other electronic copies of signatures will be deemed to be originals.

Section 6.7.     Governing Law This Agreement will be deemed to be a contract made under the laws of the State of New York and for all purposes will be governed by and construed in accordance with the internal laws of said State.  The parties hereto irrevocably consent to the jurisdiction of the state and federal courts sitting in the City of New York in connection with any action, suit or proceeding arising out of or relating to this Agreement.

Section 6.8.     Entire Agreement This Agreement constitutes the entire agreement of Issuer and Holder with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Issuer and Holder with respect to the subject matter hereof.

Section 6.9.     Amendment and Waiver This Agreement may be amended, modified or supplemented, and any of the provisions hereof may be waived, provided that the same are in writing and signed by Issuer and Holder.

Section 6.10.   Assignment.  Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement will be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

[Signature page follows]

IN WITNESS WHEREOF, Issuer and Holder have caused this Agreement to be signed, all as of the date first written above.

ACCESS TO MONEY, INC.

By	/s/ Michael Dolan
Name:	Michael Dolan
Title:	CFO

LC CAPITAL MASTER FUND, LTD.

By	/s/ Richard F. Conway
Name:	Richard F. Conway
Title:	Director

[Signature Page to Warrant Exchange Agreement]